                                     LANTAX
                                       LTD

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The transmittal of this document does not constitute an offer by LANTAX, LTD and the proposed loan agreement made reference to herein shall not be binding upon the Lender unless actually signed by the Lender. This transmittal does not represent a Memorandum of Agreement. LANTAX, LTD is under no obligation to proceed with the consummation of the proposed transaction.
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              Collateralized Loan Agreement Preliminary Term Sheet

                                December 08, 2004

Pledged Collateral:        SKYWAY COMMUNICATIONS HOLDINGS CORP (OTC BB: SWYC.OB)

Loan Recipient:            SkyWay Communications Holdings Corp.

Number of Shares:          25,000,000 (twenty five million) freely tradable common shares

Currency:                  USD

Closing Date:              TBD

Loan Terms:                5 (five) Year, Non-Recourse Loan

Synthetic Loan Protection: As a benefit of the Borrower,
                           sixty percent of any appreciation of the Collateral
                           shall be protected for the account of the Borrower. At
                           loan maturity, Borrower shall be entitled to recoup the
                           first sixty percent of any available appreciation in
                           the value of the Collateral over the value at closing,
                           with the remainder, if any, for the account of the
                           Lender. Pursuant the terms of the loan Agreement, the
                           Lender shall look only to the Collateral should its
                           value fall below the Borrowers total Obligation.

Interest Rate:             Prime Rate (4%) plus 100 basis points (1%) adjusted quarterly.

Loan to Value:             85% loan to value

Strike Price               Percentage of closing bid price on day of delivery,
                           based on today's (12/08/04) bid price of $ .15 per share,
                           price to be adjusted on each bay of closing.

Estimated Loan Amount:     $24,000,000 (Twenty Four Million Dollars) less funding
                           fee, to be funded in traunches of $10,000,000 (Ten Million
                           Dollars), and $1,000,000 (One Million Dollars) every other month thereafter for a total of $24,000,000.

Governing Law:             Florida

Clearing/Registration:     DTC

Loan Origination Fee:      3% (Of Loan Amount)

Funding Fee:               2% (Of Collateral Market Value)

Upon acceptance of this Term Sheet, the following is required to complete all loan documentation:

        o Position Statement (Brokerage Statement if in DTC form; Copy of
          Certificate if in Certificate form);
        o Legal Opinion (Stating affiliation/non-affiliation with company, status of shares, date issued, etc...);
        o Recipient's Banking (Name, Address, and Phone Number)
          Account#
          ABA#
          Swift Code#
        o Recipient's personal or business contact information (Address and
          Phone Number's)

I (We) hereby accept the Terms and condition set forth in this Preliminary Term
Sheet:

/s/ Brent Kovar                             /s/ Dr. Thabo Stephens
Borrower:  Brent Kovar                      Lender:   Dr. Thabo Stephens
Title:  President, SkyWay Communications    Title:    Principal Lender, LANTAX LTD
Date:  6 December 2004                      Date:     6 December 2004

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